Exhibit 10.15
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN EXCLUDED.
DATED 31 March 2026
VARIATION AGREEMENT NO. 1
NET Power, LLC
NET Power Inc.,
Net Power Operations LLC
and
Nouvo Pignone International S.r.l.
Nuovo Pignone S.r.l
Baker Hughes Energy Services LLC
REGARDING LETTER OF SUSPENSION

This Variation Agreement No.1 is dated 31 March 2026
Parties
1.    NET Power, LLC, 320 Roney Street, Suite 200 Durham, NC 27701
2.    Net Power Inc., 320 Roney Street, Suite 200 Durham, NC 27701
3.    Net Power Operations LLC, 320 Roney Street, Suite 200 Durham, NC 27701 (collectively with Net Power, LLC and Net Power Inc., NPWR)
4.    Nouvo Pignone International S.r.l. Via Felice Matteucci, 2 50127 FIRENZE ITALY (BH)
5.    Nuovo Pignone S.r.l. Via Felice Matteucci, 2 50127 FIRENZE ITALY (NPT)
6.    Baker Hughes Energy Services LLC 575 N. Dairy Ashford Houston, Texas 77079 (BHES)
(Each of the above companies is also hereinafter referred to the Party and collectively the Parties);
BACKGROUND
(A)    NPWR, BH, NPT and BHES are parties to a letter of suspension dated 22 January 2026 (the Agreement), a copy of which is attached as Schedule 1 to this Variation Agreement No.1.
(B)    The Parties have been in discussions regarding amending the Agreement to allow more time for the Parties to negotiate in good faith on a commercially reasonable basis, including amendments to the JDA and other agreements as may be mutually agreed by the Parties. The Parties wish to make the following amendments to the Agreement as set out below with effect from the date of this Variation Agreement No.1 (Variation No.1 Date).
Agreed terms
1.    Terms defined in the Agreement
In this Variation Agreement No.1, expressions defined in the Agreement and used in this Variation Agreement No.1 have the meaning as set out in the Agreement.
2.    Variation
2.1    With effect from the Variation No.1 Date the Parties agree the following amendments to the Agreement:

a)	Paragraph 1	In line 4 of numbered paragraph 1, the following words are deleted: “90 days” and replaced with the following words: “150 days ending on 30 May 2026”
b)	Paragraph 5	In line 2 of numbered paragraph 5, the following words are deleted: “90 days” and replaced with the following words: “150 days ending on 30 May 2026”

2.2    Except as set out Clause 2.1, the Agreement shall continue in full force and effect.
3.    Governing law and jurisdiction
3.1    Any dispute, controversy or claim arising out of or relating to this Variation Agreement No.1., or the breach thereof, shall be resolved in accordance with the relevant sections of the Agreement.
This Variation Agreement No.1.has been entered into on the date stated at the beginning of it.
NET Power, LLC
By: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Date: 4/9/2026

Net Power Inc.
By: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Date: 4/9/2026

NET Power Operations LLC
by Net Power Inc., as managing member
By: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Date: 4/9/2026

Nuovo Pignone International S.r.l.
By: /s/ Frederic Greiner
Name: Frederic Greiner
Title: VP Clean Power & Business Operations
Date: 4/9/2026

Nuovo Pignone S.r.l.
By: /s/ Frederic Greiner
Name: Frederic Greiner
Title: VP Clean Power & Business Operations
Date: 4/9/2026

Baker Hughes Energy Services LLC
By: /s/ Marco Patriarchi
Name: Marco Patriarchi
Title: Commercial Director
Date: 4/9/2026

Schedule 1
Agreement
Net Power, LLC
320 Roney Street, St 200
Durham, NC 27701
Attention:     Marc Horstman
Chief Operating Officer
[***]
January 22nd, 2026
RE:     Suspension of the JDA and Termination of the LNTP and Oil PO
(“Letter of Agreement”)
Dear Marc,
NOW THEREFORE in consideration of the covenants and other terms in this Letter of Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:
Whereas
(A)    NET Power, LLC (NPWR), Nuovo Pignone International, S.r.l. (BH) and Nuovo Pignone Technologie S.r.l. (NPT) entered into an Amended and Restated Joint Development Agreement dated December 13, 2022 (JDA). Effective from January 1st, 2026, Nuovo Pignone Tecnologie S.r.l. has been merged by incorporation into its sole shareholder and controlling company, Nuovo Pignone S.r.l., pursuant to and in accordance with Article 2501 and following of the Italian Civil Code. All active and passive relationships have therefore been transferred, as a result of the merger, to the incorporating company Nuovo Pignone S.r.l.;
(B)    NPWR and Baker Hughes Energy Services LLC (BHES) entered into a Limited Notice to Proceed for the purchase of KPEP Long Lead Time Items dated December 28, 2023 as amended by Variation Agreements dated June 28, 2024, September 30, 2024, and June 24, 2025 (LNTP);
(C)    NPWR and BHES entered into a purchase order for the provision of goods and services by BHES including Lube Oil System for the complete turbo-expander train, one set of couplings, one set of machine flanges and spare parts, dated August 14, 2025 (Oil PO), together the JDA, LNTP and Oil PO are the Agreements and together the Parties and individually a Party,
Suspension Period
1.    The Parties agree that from the Effective Date (as defined below) until this Letter expires in accordance with its terms, the JDA shall be suspended, and each Party will take commercially reasonable efforts to suspend activities under the Agreements and mitigate costs arising out of the suspensions. The Suspension Period shall be the period of 90 days from the Effective Date.
2.    The running of any and all applicable limitation periods, to any cause of action which any Party may have against another Party, now or in the future, whether currently known or unknown, and any and all defences, counterclaims and third-party claims in respect of those claims, are and shall continue to be tolled for the Suspension Period.
3.    The Parties are estopped from raising any claim, or limitation defence that relies on time running, during the Suspension Period, or for asserting or arguing that they have suffered any delay or prejudice as a result of the passage of time during the Suspension Period.
Payments
4.    The Parties acknowledge and agree that:
a) For work performed under and in accordance with the JDA, BH continues to be entitled to invoice and be paid for amounts due or payable to BH in accordance with the terms of the JDA, for the period from 1 October 2025 until and including December 31, 2025;
b) Exhibit A sets forth a list of third-party supplier and subcontractor purchase orders entered into between BH and its Suppliers in furtherance of the JDA scope that are currently pending and/or unpaid. After reasonable inquiry, BH believes the Exhibit A list to be a complete listing of such purchase orders, but the Parties acknowledge that other purchase orders may be in place. The Parties understand and agree that, BH will promptly take commercially reasonable steps to suspend or terminate such POs and to mitigate any damages associated with such suspension or early termination of the POs (including, e.g., by utilization of such materials in the industrial program or other BH lines-of-business). BH will keep Net Power reasonably informed of its efforts to mitigate such damages. The Parties agree that the goal of these efforts is to determine a final accounting of all third-party costs for work entered under the JDA. Net Power agrees to pay such costs under and in accordance with the JDA;

c) BH shall be entitled to invoice and be paid for reasonable, actual, and documented costs (which shall not require BH to provide more information than it provides under the JDA in respect of an invoice) resulting from, or arising out of the suspension of the JDA, from the Effective Date and for the Suspension Period, up to a cap of USD$3M;
d) The LNTP is deemed terminated as of the Effective Date, which shall be deemed as the notice of termination under paragraph 13 of the LNTP, and NPWR shall pay BH a termination payment of USD $67,600,000 (sixty-seven million six hundred thousand dollars) less $41,539,862 (forty-one million, five hundred thirty-nine thousand and eight hundred and sixty-two dollars) already received by BH, in full satisfaction of any termination or further liability under the LNTP (including any liability under Appendix A of the LNTP); and
e) The Oil PO is deemed terminated as of the Effective Date herein in accordance with Articles 10.2 of the Oil PO general terms and conditions and BH shall be entitled to invoice and NPWR shall pay the amounts calculated under and in accordance with Article 10.2 of the Oil PO.
All payments under this article 4 hall be made in accordance with the payment terms set out under the relevant Agreements.
Expiry or Termination of Suspension Period and Notices
5.    This Letter of Agreement shall be effective on December 31, 2025 (the “Effective Date”) and shall expire on the date that is 90 days from the Effective Date. During the Suspension Period the Parties will negotiate in good faith on a commercially reasonable basis, including amendments to the JDA as may be mutually agreed by the Parties.
6.    All notices under this Letter must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by electronic mail with a copy sent by pre-paid courier, or (c) received or rejected by the addressee, if sent by certified or registered mail, return receipt requested; in each case to the following addresses (and/or email addresses respectively) and marked to the attention of the individual designated below (or to such other address, email addresses or individual as a Party may designate by notice to the other Parties): a) If to NPWR:
Net Power, LLC
320 Roney Street, St 200
Durham, NC 27701

Attn: Marc Horstman
Email: [***]
with a copy (which will not constitute notice) to
Andrew Davisson
[***]
b) If to the BH, BHES or NPT:
Nuovo Pignone International S.r.l.
Attn: Antonio Seminara
Email: [***]
with a copy (which will not constitute notice) to
Attn: Noura Ben Farhat
Email: [***]
Non-Derogation of Rights
7.    Upon the expiry and termination of the Suspension Period, the Parties will retain all their rights under the JDA that existed on the Effective Date in respect of any and all of the factual and legal issues raised in the matters that are the subject of this Letter with respect to the JDA. It is intended and agreed that this Letter shall not affect, prejudice, or be construed as an estoppel or waiver of the Parties' substantive rights or the right of any of the Parties to assert any cause of action (including any counterclaims) against the other Party or any other party for any remedy arising out of or related to the claim with respect to the JDA.
8.    Nothing in this Letter will revive any claim or cause of action against any of the Parties that was barred as of the Effective Date by any statute of limitations, statute of repose, laches, or other time-based defence.
Proceedings
9.    Neither the fact of this Letter nor this Letter itself will be referred to, or used, offered or admitted as evidence (whether substantively, for purposes of impeachment, as a basis or part of testimony, or for any other purpose) by either Party during any proceeding or action, except that this Letter may be offered to establish its terms in the event an issue exists concerning whether an action, proceeding, claim or defence is barred by a statute of limitations, statute of repose, laches, other time-based defence or this Letter.
No Admission of Liability
10.    Nothing in this Letter is intended to be, or shall be, construed as an express or implied admission of fault, wrongdoing, responsibility or liability of any kind by any Party or person and, except as expressly stated herein, all rights of the Parties are reserved.
Entire Agreement
11.    This Letter constitutes the entire agreement between the Parties with respect to the subject matter of this Letter and may be changed only by a further agreement in writing signed by all of the Parties. Except as modified by the terms of this Letter, all other terms of the Agreements are not modified or affected, and such terms of the Agreements shall apply to this Letter.
Enurement
12.    This Letter shall be binding upon and enure to the benefit of the Parties and their respective successors and assigns.
Governing Law and Dispute Resolution
13.    Any dispute, controversy or claim arising out of or relating to this Letter, or the breach thereof, shall be resolved in accordance with the relevant sections of the Agreements.
Execution
14.    This Letter may be executed and delivered in counterparts and all of which, when taken together, will be deemed to constitute one and the same agreement. A signed copy of this Letter delivered by facsimile, email or other means of electronic transmission, including electronic signatures, will be deemed to have the same legal effect as delivery of an original signed copy.
Kind regards,
/s/ Frederic Greiner
Nuovo Pignone International S.r.l.
Name: Frederic Greiner
/s/ Frederic Greiner
Nuovo Pignone S.r.l.
Name: Frederic Greiner

Acknowledged and agreed
Net Power, LLC
Signature: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Net Power Inc.
Signature: /s/ Marc Horstman
Name: Marc Horstman
Title: COO
Net Power Operations LLC by Net Power Inc. as managing member
Signature: /s/ Marc Horstman
Name: Marc Horstman
Title: COO

Exhibit A
List of Supplier POs
[Exhibit A to the Agreement (List of Supplier POs) has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.]